Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2015 FOURTH QUARTER AND FULL YEAR RESULTS AND
PROVIDES 2016 GUIDANCE

MORRISTOWN, NJ, FEBRUARY 16, 2016 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and twelve months ended December 31, 2015.

	FY 2014	FY 2015
(Unaudited, $ in millions, except per share amounts)
Revenue	$ 1,682	$ 1,645
Net (Loss) Income	$ (2)	$ 68
Adjusted EBITDA	$ 474	$ 428
Free Cash Flow	$ 240	$ 147
Adjusted EPS	$ 0.39	$ 0.07

Highlights and Accomplishments:

•	Completed 5 additional strategic acquisitions to expand Environmental Solutions business

•	Commenced NYC MTS contract operations

•	Established regional metals processing facility in Fairless Hills, PA

•	Durham-York moved into commercial operations in January 2016

•	Dublin project construction over 50% complete - on track for late 2017 operations

•	Continuous Improvement initiatives underway utilizing Lean Six Sigma methodologies

•	Repurchased $50 million of stock Q4 2015 through January 2016

“We’ve taken several important steps forward since our last earnings call: we moved the Durham-York EfW project into commercial operations, made continued progress on a number of fronts in our strategic plan, and took advantage of the volatile market conditions to repurchase $50 million of stock,” said Stephen J. Jones, Covanta’s CEO. “Our Dublin facility is now more than halfway through construction and, operationally, our core EfW business is running very well. While we face continued weakness in the commodities markets, our long-term outlook for growing Free Cash Flow remains strong.”

Full Year 2015
For the twelve months ended December 31, 2015, total revenue decreased by $37 million to $1.65 billion from $1.68 billion in 2014. Decreases in energy, recycled metals and construction revenue were partially offset by new waste and service revenue.

Same store North America EfW revenue decreased by $47 million as follows:

•	waste and service revenue increased by $13 million;

•	energy revenue decreased by $25 million, primarily driven by lower energy pricing; and

•	recycled metals revenue decreased by $35 million, driven by a decline in recycled metal market pricing.

Also within North America EfW revenue, contract transitions, including lower debt service revenue, resulted in a decrease of $14 million. Transactions, primarily related to the Pinellas EfW operating contract, increased revenue by $7 million.

All other revenue (non-EfW operations) increased by $16 million on a consolidated basis. Waste and service revenue from non-EfW operations increased by $80 million, primarily due to the start-up of the New York City MTS contract and contribution from newly acquired environmental services businesses, while energy revenue from non-EfW operations decreased by $28 million, driven primarily by economically dispatching a biomass facility and lower market pricing. Other operating revenue decreased by $38 million, primarily due to lower construction revenue.

Excluding net write-offs (1), operating expense increased by $28 million to $1.5 billion. The year-over-year increase was primarily due to:

•
a $41 million increase in North America EfW plant operating expense due primarily to additional expense of $31 million related to the adoption of the service concession arrangement accounting guidance, as well as an $8 million increase due to contract transitions and a $7 million increase due to transactions partially offset by a $6 million decrease in same store plant operating expense;

•
a $33 million increase in North America segment non-EfW plant operating expense, primarily related to newly acquired Environmental Solutions businesses, the start-up of the New York City MTS contract and additional costs related to transfer stations, partially offset by lower incentive compensation and economically dispatching a biomass facility;

•	a $28 million decrease in other operating expense incurred due to lower construction expense and the sale of our insurance business at the end of 2014; and

•	a $17 million decrease related to depreciation and amortization expense and general and administrative expense.

Excluding net write-offs (1), operating income decreased by $65 million to $143 million in 2015 due to the revenue and expense items noted above.

Adjusted EBITDA declined by $46 million on a year-over-year basis to $428 million due to the decline in the commodities markets, start-up and construction expense associated with the Durham York facility and contract transitions, partially offset by a lower incentive accrual and the benefits from the ramp up of the New York City MTS contract and Environmental Solutions acquisitions.

Free Cash Flow declined by $93 million to $147 million, primarily as a result of lower Adjusted EBITDA, higher maintenance capital expenditures, and net cash outflow for working capital.

Adjusted EPS decreased by $0.32 to $0.07. The decrease was driven primarily by lower operating income.
___________________________________________________________________
(1) 2015 and 2014 include net write-offs of $43 million and $64 million, respectively.

Shareholder Returns
In 2015, the Company paid its cash dividend of $1.00 per share on annualized basis and repurchased $32 million (2) of stock in the fourth quarter.

Fourth Quarter Results
For the three months ended December 31, 2015 compared to the same period last year:

•	Total revenue decreased $3 million to $432 million;

•	Adjusted EBITDA decreased $4 million to $127 million;

•	Free Cash Flow increased $10 million to $64 million; and

•	Adjusted EPS decreased by $0.03 to $0.03.

2016 Guidance
The Company is establishing guidance for 2016 for the following key metrics:

(In millions)

Metric	2015 Actual	2016 Guidance Range
Adjusted EBITDA	$ 428	$ 390 - $ 430
Free Cash Flow	$ 147	$ 140 - $ 180

________________________________________________________________________________________
(2) Approximately $2 million of common stock repurchased during 2015 was settled and paid in January 2016.

Conference Call Information
Covanta will host a conference call at 8:30 AM (Eastern) on Wednesday, February 17, 2016 to discuss its fourth quarter and full year results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 1-866-605-3852. If calling outside of the United States and Canada, please dial 1-412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) February 24, 2016. To access the replay, please dial 1-877-344-7529, or from outside of the United States 1-412-317-0088 and use the replay conference ID number 10079278. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle approximately 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. For additional information see the Cautionary Note Regarding Forward-Looking Statements at the end of the Exhibits.

Investor Contacts
Alan Katz
1.862.345.5456

IR@covanta.com

Media Contact
James Regan
1.862.345.5216

Covanta Holding Corporation	Exhibit 1
Consolidated Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited) (In millions, except per share amounts)
Operating revenue
Waste and service revenue	$299	$272	$1,104	$1,032
Recycled metals revenue	12	21	61	93
Energy revenue	102	110	421	460
Other operating revenue	19	32	59	97
Total operating revenue	432	435	1,645	1,682
Operating expense
Plant operating expense	280	257	1,129	1,055
Other operating expense	18	35	73	101
General and administrative expense	22	24	93	97
Depreciation and amortization expense	50	54	198	211
Net interest (income) expense on project debt	(1)	2	9	10
Net write-offs (a)	19	—	43	64
Total operating expense	388	372	1,545	1,538
Operating income	44	63	100	144
Other income (expense)
Investment income	—	1	—	1
Interest expense	(33)	(33)	(125)	(125)
Non-cash convertible debt related expense	—	—	—	(13)
Loss on extinguishment of debt	—	—	(2)	(2)
Other income, net	—	(1)	(1)	(1)
Total other expense	(33)	(33)	(128)	(140)
Income (loss) before income tax benefit (expense) and equity in net income from unconsolidated investments	11	30	(28)	4
Income tax benefit (expense)	65	(39)	84	(15)
Equity in net income from unconsolidated investments	2	5	13	10
Net Income (Loss)	78	(4)	69	(1)
Noncontrolling interests:
Less: Net income attributable to noncontrolling interests in subsidiaries	1	1	1	1
Net Income (Loss) Attributable to Covanta Holding Corporation	$77	$(5)	$68	$(2)

Weighted Average Common Shares Outstanding:
Basic	131	131	132	130
Diluted	133	131	133	130

Earnings (Loss) Per Share:
Basic	$0.59	$(0.04)	$0.52	$(0.01)
Diluted	$0.58	$(0.04)	$0.51	$(0.01)

Cash Dividend Declared Per Share:	$0.25	$0.25	$1.00	$0.86

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 2
Consolidated Balance Sheets

	As of December 31,
	2015	2014
	(Unaudited)
	(In millions, except per share amounts)
ASSETS
Current:
Cash and cash equivalents	$94	$84
Restricted funds held in trust	77	105
Receivables (less allowances of $7 and $6, respectively)	312	299
Deferred income taxes	—	29
Prepaid expense and other current assets	122	102
Assets held for sale	97	96
Total Current Assets	702	715
Property, plant and equipment, net	2,690	2,607
Restricted funds held in trust	81	91
Waste, service and energy contract intangibles, net	284	314
Other intangible assets, net	38	17
Goodwill	301	274
Investments in investees and joint ventures	10	12
Other assets	153	176
Total Assets	$4,259	$4,206
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$8	$5
Current portion of project debt	16	35
Accounts payable	90	33
Accrued expense and other current liabilities	234	306
Liabilities held for sale	23	26
Total Current Liabilities	371	405
Long-term debt	2,277	1,968
Project debt	185	190
Deferred income taxes	595	743
Waste, service and other contract intangibles, net	13	19
Other liabilities	178	97
Total Liabilities	3,619	3,422
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares; outstanding 131 and 133 shares, respectively)	14	14
Additional paid-in capital	801	805
Accumulated other comprehensive loss	(34)	(22)
Accumulated deficit	(143)	(15)
Treasury stock, at par	—	—
Total Covanta Holding Corporation stockholders equity	638	782
Noncontrolling interests in subsidiaries	2	2
Total Equity	640	784
Total Liabilities and Equity	$4,259	$4,206

Covanta Holding Corporation	Exhibit 3
Consolidated Statements of Cash Flow

	Twelve Months Ended December 31,
	2015	2014
	(Unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$69	$(1)
Adjustments to reconcile net income (loss) to net cash provided by operating activities from continuing operations:
Depreciation and amortization expense	198	211
Net write-offs (a)	43	64
Loss on extinguishment of debt	2	2
Non-cash convertible debt related expense	—	13
Stock-based compensation expense	18	17
Deferred income taxes	(11)	4
IRS audit settlement	(93)	—
Other, net	17	14
Change in restricted funds held in trust	28	11
Change in working capital, net of effects of acquisitions	(22)	5
Net cash provided by operating activities from continuing operations	249	340
Net cash provided by operating activities of discontinued operations	—	1
Net cash provided by operating activities	249	341
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(376)	(216)
Acquisition of business, net of cash acquired	(72)	(13)
Acquisition of noncontrolling interest in subsidiary	—	(12)
Proceeds from the sale of available-for-sale marketable securities	—	11
Property insurance proceeds	1	2
Other, net	(1)	(4)
Net cash used in investing activities from continuing operations	(448)	(232)
Net cash provided by investing activities of discontinued operations	—	3
Net cash used in investing activities	(448)	(229)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	294	412
Proceeds from borrowings on revolving credit facility	895	531
Proceeds from equipment financing capital lease	15	63
Proceeds from borrowings on project debt	59	63
Proceeds from borrowings on Dublin Convertible Preferred	86	—
Payments related to Cash Conversion Option	—	(83)
Proceeds from settlement of Note Hedge	—	83
Principal payments on long-term debt	(196)	(557)
Payments of borrowings on revolving credit facility	(692)	(496)
Payment of equipment financing capital lease	(4)	(1)
Principal payments on project debt	(85)	(52)
Change in restricted funds held in trust	5	(43)
Payment of deferred financing costs	(11)	(36)
Cash dividends paid to stockholders	(133)	(101)
Common stock repurchased	(30)	—
Other, net	5	7
Net cash provided by (used in) financing activities from continuing operations	208	(210)
Net cash used in financing activities of discontinued operations	—	(6)
Net cash provided by (used in) financing activities	208	(216)
Effect of exchange rate changes on cash and cash equivalents	(4)	(5)
Net increase (decrease) in cash and cash equivalents	5	(109)
Cash and cash equivalents at beginning of period	91	200
Cash and cash equivalents at end of period	96	91
Less: Cash and cash equivalents of discontinued operations at end of period	2	7
Cash and cash equivalents of continuing operations at end of period	$94	$84

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.

Covanta Holding Corporation				Exhibit 4
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited, in millions)
Net Income (Loss) Attributable to Covanta Holding Corporation	$77	$(5)	$68	$(2)
Operating loss related to insurance subsidiaries	—	1	—	2
Depreciation and amortization expense	50	54	198	211
Debt service:
Net interest (income) expense on project debt	(1)	2	9	10
Interest expense	33	33	125	125
Non-cash convertible debt related expense	—	—	—	13
Investment income	—	(1)	—	(1)
Subtotal debt service	32	34	134	147
Income tax (benefit) expense	(65)	39	(84)	15
Net write-offs (a)	19	—	43	64
Loss on extinguishment of debt	—	—	2	2
Net income attributable to noncontrolling interests in subsidiaries	1	1	1	1
Other adjustments:
Debt service billings in excess of revenue recognized	—	1	1	2
Severance and other restructuring (b)	1	3	4	9
Non-cash compensation expense (c)	3	2	18	17
Capital type expenditures at service fee operated facilities (d)	6	—	31	—
Other (e)	3	1	12	6
Subtotal other adjustments	13	7	66	34
Total adjustments	50	136	360	476
Adjusted EBITDA	$127	$131	$428	$474

(a) During the three and twelve months ended December 31, 2015, we recorded non-cash impairments of our biomass facility assets of $19 million and $43 million, respectively.
     During the twelve months ended December 31, 2014, we recorded a non-cash write-down of $14 million related to the sale of our insurance business, a $34 million non-cash impairment of our California biomass facility assets and a $9 million and a $7 million non-cash write-off of intangible assets related to the Hudson Valley EfW facility and the Abington transfer station, respectively. These intangible assets were related to contracts we assumed upon acquisition of these entities in 2009.

(b) During the twelve months ended December 31, 2015, costs were incurred totaling $2 million in connection with separation agreements related to the departure of two executive officers.
(c) During the twelve months ended December 31, 2015, costs were incurred totaling $4 million in connection with separation agreements related to the departure of two executive officers.
(d) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements in order to provide comparability to prior period results. These type of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.

(e) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Consolidated Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited, in millions)
Cash flow provided by operating activities from continuing operations	$95	$76	$249	$340
Cash flow used in operating activities from insurance subsidiaries	—	1	—	1
Debt service	32	34	134	147
Change in working capital	6	(3)	22	(4)
Change in restricted funds held in trust	(14)	3	(28)	(11)
Non-cash convertible debt related expense	—	—	—	(13)
Equity in net income from unconsolidated investments	2	5	13	10
Dividends from unconsolidated investments	(2)	(1)	(5)	(11)
Current tax provision	3	18	6	11
Capital type expenditures at service fee operated facilities (a)	6	—	31	—
Other	(1)	(2)	6	4
Sub-total	—	20	45	(14)
Adjusted EBITDA	$127	$131	$428	$474

(a) For additional information, see Exhibit 4 - Note (d) of this Press Release.

Covanta Holding Corporation	Exhibit 6
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,		Full Year Estimated 2016
	2015	2014	2015	2014
	(Unaudited, in millions)

Cash flow provided by operating activities from continuing operations	$95	$76	$249	$340	$245 - $295
Plus: Cash flow used in operating activities from insurance subsidiaries	—	1	—	1
Less: Maintenance capital expenditures (a)	(31)	(23)	(102)	(101)	(105) - (115)
Free Cash Flow	$64	$54	$147	$240	$140 - $180
Weighted Average Diluted Shares Outstanding	133	131	133	130

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(80)	$(39)	$(346)	$(143)
Property insurance proceeds	1	2	1	2
Other investing activities, net (c)	(1)	9	(1)	10
Total investments	$(80)	$(28)	$(346)	$(131)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(33)	$(32)	$(133)	$(101)
Common stock repurchased	(30)	—	(30)	—
Total return of capital to stockholders	$(63)	$(32)	$(163)	$(101)

Capital raising activities:
Net proceeds from issuance of corporate debt (d)	$—	$—	$98	$405
Net proceeds from issuance of project debt (e)	—	—	15	—
Net proceeds from Dublin Convertible Preferred	—	—	85	—
Net proceeds from equipment capital leases (f)	—	16	15	63
Net proceeds from the exercise of options for common stock	—	10	—	10
Change in restricted funds held in trust	64	17	—	(3)
Other financing activities, net	5	4	5	(3)
Net proceeds from capital raising activities	$69	$47	$218	$472

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$—	$—	$(1)	$(462)
Payments related to Cash Conversion Option (g)	—	—	—	(83)
Proceeds from the settlement of Note Hedge (g)	—	—	—	83
Net cash used for scheduled principal payments on project debt (h)	(19)	(2)	(38)	(29)
Payment of equipment capital leases (f)	(1)	(1)	(4)	(1)
Voluntary prepayment of corporate debt	—	—	—	(95)
Deferred financing costs	(2)	—	(7)	(29)
Total debt repayments	$(22)	$(3)	$(50)	$(616)

Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow (continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Borrowing activities - Revolving credit facility, net	$57	$(35)	$203	$35
Effect of exchange rate changes on cash and cash equivalents	$—	$(2)	$(4)	$(5)
Net change in cash and cash equivalents	$25	$1	$5	$(106)

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

Maintenance capital expenditures	$(31)	$(23)	$(102)	$(101)
Capital expenditures associated with organic growth initiatives	(7)	(8)	(34)	(25)
Capital expenditures associated with the New York City contract	(2)	(14)	(30)	(59)
Capital expenditures associated with Essex County EfW emissions control system	(8)	(5)	(26)	(17)
Capital expenditures associated with construction of Dublin EfW facility	(61)	(14)	(184)	(14)
Total capital expenditures associated with growth investments	(78)	(41)	(274)	(115)
Total purchases of property, plant and equipment	$(109)	$(64)	$(376)	$(216)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.

Capital expenditures associated with organic growth investments	$(78)	$(41)	$(274)	$(115)
Investments in connection with the Dublin EfW facility, net of capital expenditures	—	2	—	(14)
Other organic growth investments	—	—	—	(1)
Acquisition of business, net of cash acquired	(2)	—	(72)	(13)
Total growth investments	$(80)	$(39)	$(346)	$(143)

(c) For the twelve months ended December 31, 2014, Other investing activities, net includes net payments from the purchase/sale of investment securities.

(d) Excludes borrowings under Revolving Credit Facility. Calculated as follows:

Proceeds from borrowings on long-term debt	$—	$—	$294	$412
Refinanced long-term debt	—	—	(195)	—
Less: Financing costs related to issuance of long-term debt	—	—	(1)	(7)
Net proceeds from issuance of corporate debt	$—	$—	$98	$405

(e) Calculated as follows:
Proceeds from borrowings on project debt	$—	$—	$59	$63
Refinanced project debt	—	—	(42)	—
Less: Funding into escrow	—	—	—	(63)
Less: Financing cost related to the issuance of project debt	—	—	(2)	—
Net proceeds from issuance of corporate debt	$—	$—	$15	$—

Covanta Holding Corporation
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow (continued)

(f) During 2015 and 2014, we financed $15 million and $63 million for equipment related to our New York City contract.

(g) The $460 million of 3.25% Cash Convertible Senior Notes matured on June 1, 2014. Upon maturity, we were required to pay $83 million to satisfy the obligation under the Cash Conversion Option in addition to the principal amount of the 3.25% Notes. We cash-settled the Note Hedge for $83 million effectively offsetting our liability under the Cash Conversion Option.

(h) Calculated as follows:

Total scheduled principal payments on project debt	$(22)	$(19)	$(43)	$(52)
Decrease in related restricted funds held in trust	3	17	5	23
Net cash used for principal payments on project debt	$(19)	$(2)	$(38)	$(29)

Covanta Holding Corporation				Exhibit 7
Reconciliation of Diluted Earnings (Loss) Per Share to Adjusted EPS

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited)
Continuing Operations - Diluted Income (Loss) Per Share	$0.58	$(0.04)	$0.51	$(0.01)
Reconciling Items (a)	(0.55)	0.10	(0.44)	0.40
Adjusted EPS	$0.03	$0.06	$0.07	$0.39

(a) For details related to the Reconciling Items, see Exhibit 7A of this Press Release.

Covanta Holding Corporation				Exhibit 7A
Reconciling Items
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Operating loss related to insurance subsidiaries	$—	$1	$—	$2
Net write-offs (a)	19	—	43	64
Severance and other restructuring (b)	—	3	7	9
Loss on extinguishment of debt	—	—	2	2
Gain on derivative instruments not designated as hedging instruments	(3)	—	(6)	—
Effect of foreign exchange loss on indebtedness	1	1	3	1
Other	1	—	1	1
Total Reconciling Items, pre-tax	18	5	50	79
Proforma income tax impact	(2)	2	(20)	(32)
Impact of IRS audit settlement (c)	(93)	—	(93)	—
Tax liability related to expected gain on sale of China assets	4	—	4	—
ARC purchase accounting adjustment tax impact	—	4	—	4
Grantor trust activity	(1)	1	—	1
Total Reconciling Items, net of tax	$(74)	$12	$(59)	$52
Diluted EPS Impact from Reconciling Items	$(0.55)	$0.10	$(0.44)	$0.40
Weighted Average Diluted Shares Outstanding	133	131	133	130

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.
(b) The twelve months ended December 31, 2015 includes $6 million of costs incurred in connection with separation agreements related to the departure of two executive officers, of which $4 million relates to non-cash compensation.

(c) Amount attributable to the resolution of an IRS audit in the fourth quarter of 2015.

Covanta Holding Corporation	Exhibit 8
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Twelve Months Ended December 31, 2015
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$929	$102	$1,031	$1	$1,032
Debt service	14	—	14	—	14
Other revenue	10	47	57	1	58
Total waste and service	953	149	1,102	2	1,104
Recycled metals:
Ferrous	32	6	38	—	38
Non-ferrous	23	—	23	—	23
Total recycled metals	55	6	61	—	61
Energy:
Energy sales	307	31	338	36	374
Capacity	38	8	46	—	46
Other revenue	1	—	1	—	1
Total energy revenue	346	39	385	36	421
Other revenue	—	59	59	—	59
Total revenue	$1,354	$253	$1,607	$38	$1,645

Operating expense:
Plant operating expense:
Plant maintenance	256	13	269	1	270
Other plant operating expense	612	216	828	31	859
Total plant operating expense	868	229	1,097	32	1,129
Other operating expense	—	74	74	(1)	73
General and administrative	—	88	88	5	93
Depreciation and amortization	168	29	197	1	198
Net interest expense on project debt	7	—	7	2	9
Net write-offs	—	43	43	—	43
Total operating expense	$1,043	$463	$1,506	$39	$1,545

Operating Income (Loss)	$311	$(210)	$101	$(1)	$100

Operating Income (Loss) excluding Net write-offs:	$311	$(167)	$144	$(1)	$143

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations.  “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead.  This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation	Exhibit 8A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Twelve Months Ended December 31, 2014
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$933	$56	$989	$1	$990
Debt service	21	—	21	—	21
Other revenue	7	13	20	1	21
Total waste and service	961	69	1,030	2	1,032
Recycled metals:
Ferrous	61	4	65	—	65
Non-ferrous	28	—	28	—	28
Total recycled metals	89	4	93	—	93
Energy:
Energy sales	325	52	377	37	414
Capacity	32	14	46	—	46
Total energy revenue	357	66	423	37	460
Other revenue	—	95	95	2	97
Total revenue	$1,407	$234	$1,641	$41	$1,682

Operating expense:
Plant operating expense:
Plant maintenance	227	17	244	1	245
Other plant operating expense	600	179	779	31	810
Total plant operating expense	827	196	1,023	32	1,055
Other operating (income) expense	(1)	99	98	3	101
General and administrative	—	94	94	3	97
Depreciation and amortization	185	23	208	3	211
Net interest expense on project debt	9	—	9	1	10
Net write-offs	9	41	50	14	64
Total operating expense	$1,029	$453	$1,482	$56	$1,538

Operating Income (Loss)	$378	$(219)	$159	$(15)	$144

Operating Income (Loss) excluding net write-offs:	$387	$(178)	$209	$(1)	$208

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations.  “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW	Exhibit 9
Revenue and Operating Income Changes - FY2014 to FY2015
(Unaudited, $ in millions)

		Same Store						Contract Transitions
	FY2014	Price	%	Volume	%	Total	%	Waste	PPA	Transactions	Other (a)	FY2015
Waste and service:
Waste processing	$933	$11	1.1%	$1	0.1%	$11	1.2%	$(18)	$—	$3	$—	$929
Debt service	21					—		(8)	—	—	—	14
Other revenue	7					2		1	—	—	—	10
Total waste and service revenue	961					13	1.4%	(26)	—	3	—	953
Recycled metals:
Ferrous	61	(30)	-49.7%	1	1.2%	(30)	-48.4%	—	—	—	—	32
Non-ferrous	28	(7)	-25.7%	2	6.1%	(5)	-19.5%	—	—	—	—	23
Total recycled metals revenue	89	(38)	-42.2%	2	2.8%	(35)	-39.4%	—	—	1	—	55
Energy:
Energy sales	325	(21)	-6.5%	(4)	-1.1%	(25)	-7.6%	10	(1)	(1)	—	307
Capacity	32					(1)	-2.3%	2	1	4	—	38
Other revenue	—					—		—	—	—	—	1
Total energy revenue	357					(25)	-7.1%	12	—	3	—	346
Other revenue	—					—	-1.4%	—	—	—	—	—
Total revenue	1,407					(47)	-3.3%	(13)	(1)	7	—	1,354
Operating expense:
Plant operating expense:
Plant maintenance	$227					$(9)	-3.9%	$—	$—	$6	$31	$256
Other plant operating expense	600					3	0.5%	8	—	1	—	612
Total plant operating expense	827					(6)	-0.7%	8	—	7	31	868
Other operating expense	(1)					1		—	—	—	—	—
General and administrative	—					—		—	—	—	—	—
Depreciation and amortization	185					6		—	—	(1)	(22)	168
Net interest expense on project debt	9					(2)		—	—	—	—	7
Total operating expense	1,020					(1)		8	—	6	10	1,043
Operating income (loss)	$387					$(46)		$(21)	$(1)	$1	$(10)	$311

(a) Impact of adoption of new accounting standard. For additional information, see Exhibit 4 - Note (d) of this Press Release.

Note: Excludes Net write-offs
Note: Certain amounts may not total due to rounding

North America EfW									Exhibit 10
Operating Metrics (Unaudited) - Summary of 2014 and 2015 by Quarter

	Three Months Ended				Twelve Months Ended	Three Months Ended				Twelve Months Ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Dec 31,
	2014	2014	2014	2014	2014	2015	2015	2015	2015	2015
EfW Waste
Tons: (in millions)
Contracted	3.6	4.1	4.2	4.1	16.0	3.9	4.4	4.4	4.5	17.2
Uncontracted	0.8	0.7	0.6	0.6	2.7	0.7	0.5	0.5	0.5	2.2
Total tons	4.4	4.8	4.8	4.7	18.7	4.6	4.9	4.9	5.0	19.4
Revenue per ton:
Contracted	$49.88	$48.39	$45.84	$50.67	$48.65	$46.65	$44.72	$44.57	$46.56	$45.60
Uncontracted	$51.08	$59.17	$59.52	$60.44	$57.22	$56.20	$70.10	$69.21	$69.29	$65.26
Average revenue per ton	$50.09	$49.89	$47.61	$51.96	$49.87	$48.11	$47.29	$47.01	$48.91	$47.83

EfW Energy
Energy sales: (MWh in millions)
Contracted	0.7	0.8	0.8	0.8	3.2	0.7	0.8	0.8	0.8	3.0
Hedged	0.3	0.3	0.3	0.4	1.4	0.4	0.3	0.3	0.3	1.4
Market	0.2	0.2	0.3	0.3	1.1	0.3	0.4	0.4	0.4	1.4
Total energy sales	1.3	1.4	1.5	1.5	5.6	1.4	1.4	1.5	1.5	5.8

Market sales by geography:
PJM East	0.1	0.1	0.1	0.1	0.4	—	0.1	0.1	0.2	0.5
NEPOOL	0.1	0.1	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.3
NYISO	—	—	—	—	—	—	—	—	—	0.1
Other	0.1	0.1	0.1	0.1	0.3	0.1	0.1	0.1	0.1	0.4

Revenue per MWh (excludes capacity):
Contracted	$70.66	$68.07	$64.94	$66.93	$67.56	$67.21	$63.69	$63.69	$67.70	$65.56
Hedged	$41.57	$43.20	$42.49	$44.14	$42.87	$53.20	$42.07	$44.05	$42.75	$45.64
Market	$86.29	$43.29	$40.33	$38.61	$49.12	$47.12	$31.43	$30.86	$27.07	$33.18
Average revenue per MWh	$65.21	$57.77	$54.54	$55.70	$58.06	$59.54	$50.81	$50.78	$52.09	$53.17

Metals
Tons Sold: (in thousands)
Ferrous	77	85	92	87	340	76	85	90	79	330
Non-ferrous	6	8	8	8	30	7	8	9	8	32

Revenue per ton:
Ferrous	$201	$204	$204	$151	$190	$139	$127	$113	$86	$116
Non-ferrous	$963	$963	$984	$939	$962	$799	$741	$716	$639	$721

EfW plant operating expense ($ in millions):
Plant operating expense - gross	$251	$228	$204	$214	$896	$246	$248	$211	$224	$929

Less: Client pass-through costs	(15)	(15)	(12)	(17)	(59)	(12)	(11)	(14)	(16)	(53)
Less: REC sales - contra-expense	(2)	(3)	(3)	(2)	(10)	(1)	(1)	(3)	(3)	(8)
Plant operating expense - reported	$233	$211	$188	$195	$827	$233	$236	$194	$205	$868
Client pass-throughs as % of gross costs	6.1%	6.5%	6.0%	8.0%	6.6%	4.9%	4.4%	6.5%	7.3%	5.7%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures

We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted income per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.

The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.

Adjusted EBITDA

We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of December 31, 2015 of our most significant subsidiary, Covanta Energy, through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of December 31, 2015, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis, less the results of operations of our insurance subsidiaries.

Under the credit facilities as of December 31, 2015, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of December 31, 2015. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.

These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
- maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

- minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and twelve months ended December 31, 2015 and 2014, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.

It is anticipated that full year 2016 actual GAAP net income will include the effects of events or circumstances that are not representative or indicative of our ongoing business and that would be excluded from our computation of Adjusted EBITDA. Projected GAAP net income for the full year would require inclusion of the projected impact of these future excluded items, which may include items that are not currently determinable, but may be significant, such as write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business and would be excluded from Adjusted EBITDA under the terms of our credit agreement. Further, GAAP net income will be impacted by changes in tax regulations and our effective tax rates, which do not impact full year 2016 Adjusted EBITDA. Due to the uncertainty of the likelihood, amount and timing of any such items that would be excluded from the calculation of projected GAAP net income to determine Adjusted EBITDA, the Company does not believe that it has the information available to provide a quantitative reconciliation of net income to Adjusted EBITDA for full year 2016.

Free Cash Flow

Free Cash Flow is defined as cash flow provided by operating activities from continuing operations, excluding the cash flow provided by or used in our insurance subsidiaries, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and twelve months ended December 31, 2015 and 2014, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

Adjusted EPS

Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include the results of operations of our insurance subsidiaries, write-off of assets and liabilities, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.

We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and twelve months ended December 31, 2015 and 2014, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities;

•	our ability to renew or replace expiring contracts at comparable pricing and with other acceptable terms;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to utilize net operating loss carryforwards;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2014 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.